EXHIBIT 10.28
EXECUTION VERSION
JPMORGAN CHASE BANK, N.A.
J.P. MORGAN SECURITIES INC.
270 Park Avenue
New York, NY 10017
CONFIDENTIAL

January 8, 2008
Technitrol, Inc.
1210 Northbrook Drive, Suite 470
Trevose, Pennsylvania 19053
Attention of Drew Moyer
                    Chief Financial Officer
Project Hummingbird
$500,000,000 Five-Year Senior Credit Facilities
$500,000,000 Interim Senior Credit Facilities
Fee Letter
Ladies and Gentlemen:
          Reference is made to the Commitment Letter dated the date hereof (the “Commitment Letter”) among you, JPMorgan Chase Bank, N.A. (“JPMCB”) and J.P. Morgan Securities Inc. (“JPMorgan”). Terms used but not defined in this letter agreement have the meanings assigned to them in the Commitment Letter (including the exhibits thereto). This is the Fee Letter referred to in the Commitment Letter.
          As consideration for JPMCB’s commitments and JPMorgan’s agreements under the Commitment Letter with respect to the Facilities, you agree to pay, or to cause to be paid, to JPMCB:
     (a) in the event the Interim Facilities shall become effective, an underwriting and arrangement fee (the “Interim Facilities Fee”) equal to 1.00% of the aggregate principal amount of the Interim Facilities, payable in full on the date of, and subject to, the effectiveness thereof; and
     (b) in the event the Five-Year Facilities shall become effective, an underwriting and arrangement fee equal to 0.75% of the aggregate principal amount of the Five-Year Facilities, reduced (but not below zero) by any amount previously paid on account of the Interim Facilities Fee, payable in full on the date of, and subject to, the effectiveness thereof.
          You further agree to pay, or to cause to be paid, to JPMCB an annual administration fee in respect of the Facilities in the amount of $50,000, payable in full on the date of execution of definitive documentation in respect of the first of the Facilities and annually in advance on each anniversary thereof prior to the maturity or termination of the last of the Facilities and the payment in full of all amounts owing thereunder.
          You agree that you shall be responsible for any participation fees required to be paid to lenders under the Five-Year Facilities in order to ensure a successful syndication of the Five-Year Facilities. Such participation fees shall be determined by you and JPMorgan in light of the then prevailing market conditions.
          You agree that, once paid, the fees or any part thereof payable hereunder or under the Term Sheet shall not be refundable; provided, however, that in the event (a) you shall have paid, or shall have caused to be paid, to JPMCB the Interim Facilities Fee and (b) loans under the Interim Facilities are permanently repaid (and, in the case of repayment of loans under the Revolving Facility, the corresponding commitments under the Revolving Facility are terminated) or, upon repayment of all loans under the Revolving Facility, commitments under Revolving Facility are replaced, in each case, on any date prior to the date that is 180 days after the Closing Date with the proceeds of loans or with commitments, as applicable, under Five-Year Facilities for which JPMorgan and JPMCB shall have acted in the capacities set forth in the Commitment Letter, then a portion of the Interim Facilities Fee equal to the product of (i) 0.25% and (ii) the aggregate principal amount of loans under the Interim Facilities that are so permanently repaid on any such date, or the amount of the commitments under the Revolving Facility that are so replaced on any such date, shall be refunded by JPMCB on each such date of repayment or replacement.
          All fees payable hereunder shall be paid in immediately available funds, and shall be in addition to reimbursement of JPMCB’s and JPMorgan’s out-of-pocket expenses.
          You also agree that if, in connection with the consummation of the Acquisition, or any other transaction pursuant to which you or any of your subsidiaries shall acquire all or a majority of the outstanding share capital of the Company, or all or a majority of the assets of the Company and its subsidiaries, taken as a whole, you obtain debt financing in lieu of the Facilities (notwithstanding a willingness on the part of JPMCB to provide the Facilities on the terms set forth in the Commitment Letter), then you shall pay to JPMCB an amount equal to 0.75% of the aggregate principal amount of the Five-Year Facilities contemplated by the Commitment Letter.
          You agree to engage one or more investment banks (collectively, the “Investment Bank”) reasonably satisfactory to JPMCB to place, when and as provided below (and, in any event, only if the Interim Facilities shall have become effective), publicly or privately, equity or debt securities (which may include senior and subordinated securities, discount securities and any combination of any of the foregoing) issued by you or any of your subsidiaries (the “Securities”) that will provide proceeds in an aggregate amount sufficient to repay all of the principal and other amounts then outstanding or available for borrowing under the Interim Facilities. You agree that if any Securities are issued as provided below, the proceeds thereof will be used to repay borrowings and reduce commitments under the Interim Facilities. You shall take actions reasonably necessary or desirable so that the Investment Bank can, as soon as practicable after each notice of a Takeout Demand (as defined below) is given, publicly or privately place, in one or more offerings or placements, the Securities, including, if so requested by the Investment Bank, using your commercially reasonable efforts to procure ratings of Securities from each of S&P and Moody’s. Subject to the other provisions and limitations of this paragraph, the Investment Bank, in its reasonable discretion after consultation with you, shall determine whether, and in what amounts, the Securities shall be issued by you and the amount of each series of Securities to be issued if the Securities are to be issued in a series of offerings and/or placements and what type of Securities or combination of Securities are to be issued. If the Interim Facilities shall have become effective, you will, and will cause your applicable subsidiaries to, upon notice by the Investment Bank (a “Takeout Demand”) given at any time and from time to time (a) on or after the date that is 180 days after the Closing Date and (b) prior to the date 364 days after the Closing Date that, in its opinion, market conditions are such that the conditions specified in clause (ii) of the following proviso can be satisfied, cause the issuance and sale of the Securities upon such terms and conditions as are specified in the Takeout Demand; provided that (i) the interest rate (which may be fixed or floating) shall be determined by the Investment Bank in light of the then prevailing market conditions for comparable securities, (ii) the stated maturity of such Securities shall be not less than five and one-half years, (iii) such Securities will be issued pursuant to one or more indentures that shall contain such terms, conditions and covenants as are typical and customary for debt securities offerings of such type, (iv) all other arrangements with respect to such Securities shall be reasonably satisfactory in all respects to the Investment Bank and you in light of the then prevailing market conditions and (v) you shall not be required to issue any Securities that would not be permitted to be issued under the terms of the definitive documentation for the Facilities in the absence of an amendment that cannot be obtained. The agreements set forth in this paragraph shall remain in full force and effect after the funding of any portion of the Facilities.
          It is understood and agreed that this letter agreement shall not constitute or give rise to any obligation to provide any financing; such an obligation will arise only under the Commitment Letter if it is accepted in accordance with its terms.
          You agree that you will not disclose this letter agreement or the contents hereof other than as permitted by the Commitment Letter.
          This letter agreement may not be amended or any provision hereof waived or modified except by an instrument in writing signed by JPMCB, JPMorgan and you. This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this letter agreement. You agree that any and all rights of JPMCB or JPMorgan hereunder may be exercised by or through their respective affiliates. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          Please confirm that the foregoing is our mutual understanding by signing and returning to us one executed original of this letter agreement.

Very truly yours, JPMORGAN CHASE BANK, N.A.,
by	/s/ Lee. P. Brennan
	Name:	Lee P. Brennan
	Title:	Senior Vice President

J.P. MORGAN SECURITIES INC.,
by	/s/ Robert Anastasio
	Name:	Robert Anastasio
	Title:	Vice President

Accepted and agreed to as of
the date first written above:
TECHNITROL, INC.,

by	/s/ Drew A. Moyer Name: Drew A. Moyer
Title: SVP & CFO